SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 21, 2007

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street
P.O. Box 356		57216
Big Stone City, South Dakota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On September 21, 2007, our subsidiary, POET Biorefining — Big Stone (d/b/a Northern Lights Ethanol, LLC (hereafter referred to as “Big Stone”) entered into with its lender, U.S. Bank National Association, an amendment to the amended and restated loan agreement dated August 28, 2006. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2007, Big Stone entered into with U.S. Bank National Association an amendment to the amended and restated loan agreement dated August 28, 2006.  The purpose of the amendment is to facilitate the financing of additional grain storage and handling equipment and to provide for an additional variable rate, revolving loan.

Under the amendment, the grain storage and handling equipment is financed by a $4.3 million variable rate note. The interest rate on the note is subject to LIBOR plus 3.00%, adjusted and due monthly. A principal payment of $154,000 is due quarterly beginning on October 31, 2007, and the maturity date of the note is July 31, 2014. Prepayment is without penalty.

In addition, the amendment provides for an additional $9.0 million revolving loan. Under the revolving loan, Big Stone may borrow prior to the maturity date, on a revolving basis, the difference of the outstanding principal amount and the lesser of i) the borrowing base and ii) $9.0 million. The borrowing base is defined as 75% of the total of i) fair market value of the outstanding inventory, ii) eligible accounts receivable, and iii) hedging accounts at fair market value.  The interest rate is subject to LIBOR plus 3.0%, adjusted and due monthly. The maturity date of the note is July 30, 2008, at which time the total unpaid principal balance is due. The note is subject to an unused commitment fee of 0.25% per year and prepayment is without penalty.

The $9.0 million and $4.3 million notes, as with the other four notes currently in place, are secured by Big Stone’s tangible and intangible property, including its leasehold interest, easement rights, improvements, equipment, personal property, accounts receivable, inventory, and contracts. The amendment changed one principal loan covenant to the amended and restated loan agreement: the minimum working capital requirement increases from $7.5 million to $10 million on October 1, 2007. Current assets, for purposes of working capital, is defined to include the amount that may be borrowed under the $8.0 million revolving note.

                We plan to file the amendment and notes as exhibits with our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: September 27, 2007	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer